Exhibit 99.1

FOR IMMEDIATE RELEASE

Cole Credit Property Trust III, Inc. Rejects Revised Unsolicited Proposals

from American Realty Capital Properties, Inc.

PHOENIX, AZ – April 5, 2013 – Cole Credit Property Trust III, Inc. (“CCPT III” or “the Company”) today announced that the Special Committee of CCPT III’s Board of Directors (the “Special Committee”) has rejected the unsolicited proposals dated March 27, 2013 and April 2, 2013 (“ARCP’s proposals” or “the proposals”) from American Realty Capital Properties, Inc. (NASDAQ: ARCP) to acquire 100% of the outstanding common stock of CCPT III. The Special Committee has determined that ARCP’s proposals are not in the best interests of CCPT III and its stockholders and has therefore rejected the proposals. The rationale for the Special Committee’s rejection is outlined in an investor presentation that will be filed later today with the Securities and Exchange Commission (“SEC”).

The Special Committee continues to be disappointed by ARCP’s mischaracterizations of the thorough and independent process undertaken by the Special Committee to carefully review and consider ARCP’s proposals. The Special Committee has met more than 60 times over the last five months to evaluate the acquisition of Cole Holdings Corporation (“Cole Holdings”) and, more recently, ARCP’s proposals. The Special Committee has at all times acted in a manner that is consistent with its fiduciary duties and has pursued the courses of action that are in the best interests of the Company and its stockholders.

In reaching its determination to reject ARCP’s second revised proposal, the Special Committee, in consultation with its advisors, noted that:

•	ARCP’s Proposals Undervalue CCPT III on a Relative and Absolute Basis

•

If one assumes CCPT III should be valued at ARCP’s current estimated implied cap rate of 5.2%, then the notional value of ARCP’s proposals represent a 14% DISCOUNT to the implied per share trading value of CCPT III

•	The cash offer of $12.50 represents a 21% DISCOUNT to CCPT III’s implied per share trading value based on ARCP’s current estimated implied cap rate of 5.2%

•	ARCP’s Proposals Involve an Unsustainable and Excessive Amount of Leverage

•	ARCP indicated that it would provide up to 60% cash consideration at $12.50 per share in its April 2, 2013 proposal

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This would add approximately $3.8 billion of debt to the balance sheet before any incremental leverage resulting from the financing required by ARCP to achieve its guaranteed minimum proposed price (known as a “true-up” mechanism)

•	Substantial additional cash could be required for any cash “true-up” to achieve ARCP’s proposed “guarantee”

•	The result for stockholders would be a highly levered company with an unstable capital structure

•	The net debt / EBITDA would be between 11x and 12x, which is substantially higher than its peers at 5.4x

•	Shares would be burdened with a large overhang and would require substantially dilutive equity offerings or asset sales to right size the balance sheet

•	ARCP’s Unfunded Proposals Lack Credibility—How Can ARCP Bid to Acquire a Company with Funding it Does Not Have?

•	While ARCP’s financial advisors believe it can raise capital to fund the transaction, ARCP does not have the necessary capital or evidence of its ability to raise capital today

•	Accordingly, ARCP would need to raise substantial additional debt and equity to fund the transaction

•	The pro-forma company’s equity would suffer significant dilution from any equity raises and/or asset sales to normalize pro-forma leverage

•	ARCP’s Proposals Represent Highly Speculative Financial Engineering

•	ARCP’s proposals contain a “guarantee” that involves highly complicated financial engineering that lacks certainty for both CCPT III and ARCP stockholders

•	ARCP’s proposals referenced a “guarantee” of $13.59 of notional value for stockholders electing stock but did not provide clarity on the method of guarantee

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ARCP’s financial advisors verbally indicated that such “true-up” could come via additional shares to CCPT III stockholders and/or additional cash in the scenario that ARCP trades below $16.99 (vs. $14.80 today1)

•	The floating exchange ratio under a stock true-up scenario would substantially dilute ARCP’s stockholders from an ownership and earnings perspective

•	ARCP stockholders will only achieve the proposed 0.8x exchange ratio if ARCP trades up to $16.99, a 15% increase from current market value

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ARCP’s proposed exchange ratio of 0.8x applied to their current stock price of $14.80 per share would equate to an $11.84 per share value for CCPT III shares, resulting in a $1.75 per share “true-up” to their so-called guaranteed price

•	ARCP’s proposals involve significant risk to both CCPT III and ARCP stockholders under each approach by jeopardizing the financial stability of both companies

•	ARCP Needs CCPT III to Transform Itself, Not Vice Versa

•	CCPT III is already a premium net lease REIT

•	ARCP is trying to use CCPT III to transform itself in the net lease space

•	ARCP’s Aggressive Business Plan Generates Lower Quality and Less Sustainable Earnings and Cash Flows

•	ARCP uses a short duration, floating rate capital structure to drive earnings accretion

•	ARCP’s strategy lacks predictability in long-term cash flows as its business is susceptible to interest rate and re-financing risk

•	ARCP’s external manager is motivated to grow assets under management (AUM), not drive value

•	ARCP will increase AUM by more than one-third in 2013 under its current business plan

•	ARCP’s in place earnings are substantially below its year-end guidance

•	ARCP Dividend Requires Aggressive Acquisition and Financing Strategy

•	ARCP has guided to an AFFO that requires $1 billion of acquisitions (more than one-third of its existing portfolio) after which it will still have an excessive payout ratio of 98%

•	CCPT III’s pro-forma dividend is well covered and positioned for sustainable growth

[1]	Based on ARCP’s closing stock price on April 4, 2013.

•	ARCP’s Proposals Would Create an Unattractive Business Model

•	ARCP is currently externally managed by a private company and many externally managed publicly-traded REITs have significantly underperformed their peers

•	Additionally, managers of externally managed publicly-traded vehicles are incented to grow assets under management; not grow high quality earnings and net asset value

•	ARCP’s Proposals Would Place the Company in the Hands of an External Manager with a Mixed Track Record

•	Nicholas Schorsch was the CEO, President and Chairman of American Financial Realty Trust (“AFR”) from its formation as a REIT in 2002 until his resignation in 2006

•	AFR materially underperformed net lease peers by 105.8% and the S&P 500 by 70.4% during the time it was public

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This underperformance was a result of AFR’s aggressive acquisitions, excessive leverage and unsustainable dividend levels – each of these are similar to what is being proposed for a combined ARCP and CCPT III

CCPT III looks forward to completing its acquisition of Cole Holdings. Upon completion, CCPT III will seek stockholder approval to amend its charter to eliminate provisions applicable to non-listed companies and to more closely reflect the charters of its publicly traded peers at its annual meeting to be held in June 2013. CCPT III intends to list its common shares on the NYSE promptly after the charter is amended.

CCPT III’s proposed acquisition of Cole Holdings is expected to yield substantial financial benefits to CCPT III and its stockholders. With a market-leading, diverse asset portfolio and strengthened FFO, CCPT III is well positioned to deliver enhanced dividend growth, supported, in part, by the expected accretion and anticipated cash flow growth resulting from the acquisition of an institutional-quality investment management business, which will generate revenue by managing other real estate vehicles. In addition, assuming listing on the NYSE as planned, stockholders will have even greater access to liquidity with the flexibility to sell or retain shares based on public market value.

Goldman, Sachs & Co. and Lazard serve as financial advisors, and Wachtell, Lipton, Rosen & Katz and Venable LLP serve as legal advisors to the Special Committee of the Board of Directors of CCPT III. Morris, Manning & Martin, LLP serves as legal advisor to CCPT III.

About Cole Credit Property Trust III, Inc.

Cole Credit Property Trust III, Inc. is a real estate investment trust that owns and operates a diversified portfolio of core commercial real estate investments primarily consisting of approximately 1,000 necessity retail, office and industrial properties located throughout the United States. CCPT III’s portfolio comprises more than 40 million square feet of rentable space located in 47 states, including properties owned through consolidated joint venture arrangements. As of December 31, 2012, the rentable space at these properties was 99% leased. Since commencement of material operations in January 2009, CCPT III has been externally managed by affiliates of Cole Holdings Corporation.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the charter amendments to be presented to CCPT III’s stockholders for consideration at the 2013 annual stockholders’ meeting of CCPT III. CCPT III filed a preliminary proxy statement with the SEC and expects to file a definitive proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to receive the definitive proxy statement and other relevant documents free of charge at the SEC’s web site at www.sec.gov or by directing a written request to CCPT III at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations.

A copy of the merger agreement has been filed as an exhibit to a Form 8-K CCPT III filed with the SEC on March 8, 2013. The description of the merger agreement contained in this release does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement.

Forward-Looking Statements

Certain statements contained in this release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the CCPT III – Cole Holdings transaction and the ability to consummate the transaction, CCPT III’s ability to successfully list on the NYSE and the expected EBITDA contribution from the transaction, as well as certain expected financial results. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about CCPT III’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CCPT III’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. CCPT III makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Participants in Solicitation

CCPT III and its directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the charter amendments to be considered at the 2013 annual stockholders’ meeting of CCPT III. Information regarding the interests of CCPT III’s directors and executive officers in the proxy solicitation will be included in CCPT III’s definitive proxy statement.

Contacts

Meaghan Repko / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449